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                                                                                                Exhibit 11.2

                                       COMPUTATION OF EARNINGS PER COMMON SHARE

                                       (in thousands, except per share amounts)


                                                                                   NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                              1997                    1996
                                                                              ----                    ----
Primary earnings
   Net Income                                                                $19,102                 $11,287
                                                                             =======                 =======

Shares
   Weighted average number of common
      shares outstanding                                                       9,990                   9,721
   Assuming conversion of options issued
      and outstanding                                                            534                     424
                                                                             -------                 -------
   Weighted average number of common
      shares outstanding as adjusted                                          10,524                  10,145
                                                                             =======                 =======

Primary earnings per common share                                            $  1.82                 $  1.11
                                                                             =======                 =======
Fully diluted earnings<F*>
   Net Income                                                                $19,102                 $11,287
                                                                             =======                 =======
Shares
   Weighted average number of common
      shares outstanding                                                       9,990                   9,721
   Assuming conversion of options issued
      and outstanding                                                            554                     462
                                                                             -------                 -------
   Weighted average number of common
      shares outstanding as adjusted                                          10,544                  10,183
                                                                             =======                 =======
Fully diluted earnings per common share                                      $  1.81                 $  1.11
                                                                             =======                 =======

<F*> This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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